Exhibit 99.1
Accretive Health Reports Financial Results for the First Quarter of 2011
•	Net services revenue of $163.7 million for the quarter, a year-over-year increase of 30%

•	Non-GAAP Adjusted EBITDA of $8.4 million for the quarter, a year-over-year increase of 91%

•	Non-GAAP Adjusted Net Income per Diluted Share of $0.04, a year-over-year increase of 33%

•	Projected Contracted Annual Revenue Run Rate to a range of $765 million to $781 million today, a $156 million, or 25%, increase over a 12 month period

•	In the last six months, Projected Contracted Annual Revenue Run Rate, at the midpoint, increased by $111 million, which represents a 34% annualized growth rate.
Chicago, IL, May 11, 2011- Accretive Health, Inc. (NYSE: AH), a leading provider of comprehensive end-to-end healthcare revenue cycle management services and population health management services infrastructure, today announced financial results for the quarter ended March 31, 2011.
Financial Results — First Quarter 2011
•	Net services revenue for the first quarter of 2011 was $163.7 million, an increase of $37.8 million, or 30%, over the first quarter of 2010.

•	Operating margin for the first quarter of 2011 was $34.2 million, an increase of $10.5 million, or 45%, over the first quarter of 2010.

•	Non-GAAP adjusted EBITDA was $8.4 million for the first quarter of 2011, an increase of $4.0 million, or 91%, over the first quarter of 2010. Included in these results were $0.9 million of incremental expenses associated with being a public company, $1.5 million of increased investment in the new Quality and Total Cost of Care service offering, and $1.0 million of expenses associated with the company’s secondary stock offering completed in March.

•	Net income attributable to common shareholders for the first quarter of 2011 was $0.2 million, as compared to the $0.1 million attributable to common shareholders during the first quarter of 2010.

•	Diluted net income per common share was $0.00 for the first quarter of 2011, essentially unchanged as compared to $0.00 in the first quarter of 2010.

•	Non-GAAP adjusted net income per diluted common share was $0.04 for the first quarter of 2011, an increase of 33% over the first quarter of 2010.
Mary Tolan, Accretive Health’s Co-Founder and Chief Executive Officer said, “We had a very productive first quarter and delivered results right in line with our expectations. Despite it being our seasonally slowest quarter, we experienced strong top-line growth, margin expansion and increasing profitability. These results are driven by the high level of value we deliver to our customers through both net revenue yield improvements and operating efficiencies.”
We continued to grow our revenue cycle management business by adding new customers and further penetrating our existing customer healthcare systems. We are seeing strong interest from existing customers in our Shared Services offering, further validating the strength of our customer partnerships. We’ve made solid progress in our Quality and Total Cost of Care service offering. Our results with Fairview Health Services are exceeding our initial expectations and they have been a gracious host for our prospective customers who are exploring this offering. The strong demand we are seeing in our Quality and Total Cost of Care business will allow us to thoughtfully select our customers beyond Fairview. Based on our robust pipeline of opportunities across our business, we are confident that we will exceed $900 million in Projected Contracted Annual Revenue Run Rate at December 31, 2011.”
We define our Projected Contracted Annual Revenue Run Rate as the expected total net services revenue for the subsequent twelve (12) months for all our customers under contract. The company’s Projected Contracted Annual Revenue Run Rate at May 11, 2011 is $765 million to $781 million compared to $610 million to $623 million at May 11, 2010. The midpoint of the range at May 11, 2011 increased by $156 million, or 25%, from the midpoint of the range at May 11, 2010. In the last six months, we have added $111 million in Projected Contracted Annual Revenue Run Rate, at the midpoint, which represents a 34% annualized growth rate.
Revenues and Operating Results — First Quarter ended March 31, 2011
Total net services revenue for the first quarter of 2011 grew to $163.7 million, a $37.8 million, or 30%, increase over the first quarter of 2010. Net base fee revenue was $141.7 million for the first quarter of 2011, an increase of $30.4 million over the first quarter of 2010. Incentive payments were $17.3 million during the first quarter of 2011, an increase of $5.0 million over the first quarter of 2010. Other services revenue was $4.7 million for the first quarter of 2011, an increase of $2.4 million over the first quarter of 2010.
Non-GAAP adjusted EBITDA for the quarter ended March 31, 2011 was $8.4 million, an increase of $4.0 million, or 91%, over the first quarter of 2010. Included in these results were $0.9 million of incremental expenses associated with being a public company, $1.5 million of increased investment in the new Quality and Total Cost of Care service offering, and $1.0 million of expenses associated with the company’s secondary stock offering completed in March.
Net income attributable to common shareholders for the first quarter of 2011 was $0.2 million, as compared to $0.1 million in the first quarter of 2010. Included in these results were non-cash employee stock based compensation expenses of $6.0 million and $2.0 million, respectively. After adjusting for these non-cash expenses on an after tax basis, our Non-GAAP adjusted net income for the first quarter of 2011 was $3.7 million, as compared to $1.3 million in the first quarter of 2010. Non-GAAP adjusted net income per diluted common share was $0.04 for the first quarter of 2011, an increase of 33% over the adjusted net income per diluted common share of $0.03 in first quarter of 2010.
Cash used in operating activities for the three months ended March 31, 2011 totaled $45.3 million as compared to $10.1 million in the three months ended March 31, 2010. This use of cash was primarily due to the regular payment of annual bonuses in the first quarter of 2011, which totaled $10.0 million, and an increase in receivables from customers of $39.8 million. $24.4 million of the customer accounts receivables that became due during the quarter ended March 31, 2011 were collected on April 1, 2011. Cash used in investing activities was $1.1 million for the three months ended March 31, 2011.
2011 Outlook
Based on the status of our current contract negotiations and robust pipeline, we are affirming our guidance issued on March 2, 2011. We are expecting our Projected Contracted Annual Revenue Run Rate at December 31, 2011 to exceed $900 million. For the year ended December 31, 2011, we are expecting net services revenues of $835 million to $850 million and non-GAAP adjusted EBITDA of $80 million to $86 million. The midpoint of our guidance range for 2011 non-GAAP adjusted EBITDA represents an 84% growth over the non-GAAP adjusted EBITDA for 2010. In addition, we are expecting our non-GAAP adjusted net income per diluted common share to be in the range of $0.42 to $0.45.
As a result of the seasonality of our incentive payments and our ongoing investments in our Quality and Total Cost of Care service offering, we anticipate that roughly one third of our 2011 adjusted EBITDA will be recognized in the first half of the year and the other two thirds will be recognized in the second half of the year.
Conference Call
Accretive Health’s management will host a conference call beginning at 7:30 A.M. Central Time on May 11, 2011 to discuss the company’s quarterly results and business outlook. To participate, callers can dial 1(800) 573-4754 from within the U.S. or 1 (617) 224-4325 from any other country. Thereafter, callers will be prompted to enter the participant pass-code, 89490525.

For those who cannot participate in the call, a webcast replay will be available on Accretive Health’s investor relations website, at http://ir.accretivehealth.com in the “Webcasts and Presentations” section, after the end of the call.
About Accretive Health
Accretive Health is a leading provider of services to healthcare providers. Our business purpose is to help U.S. hospitals, physicians and other healthcare providers more efficiently manage their revenue cycle operations and population-based health management initiatives. Our distinctive operating model that includes people, processes and sophisticated integrated technology, which we refer to as our solutions, helps our customers realize sustainable improvements in their operating margins and improve the satisfaction of their patients, physicians and staff. Our customers typically are multi-hospital systems, including faith-based or community healthcare systems, academic medical centers and independent ambulatory clinics, and their affiliated physician practice groups. Our revenue cycle solution spans our customers’ entire revenue cycle, unlike competing services that we believe address only a portion of the revenue cycle or focus solely on cost reductions. Our revenue cycle management customers have historically achieved significant improvements in cash collections measured against the contractual amount due for healthcare services, which we refer to as net revenue yield. Our population health management infrastructure spans the entire healthcare delivery continuum and enables providers to manage the health of their patient populations delivering higher quality care while reducing aggregate cost of care.
Safe Harbor
This press release contains forward-looking statements, including statements regarding expectations for future financial and business performance and market growth, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in our Annual Report on Form 10-K filed with the SEC on March 18, 2011, under the heading “Risk Factors”. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying any of our forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, or financial condition may vary materially and adversely from those anticipated, estimated, or expected.
All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements. We wish to caution readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that we may consider immaterial or do not anticipate at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Our expectations reflected in our forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no, and we specifically disclaim any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our periodic reports that we file with or furnish to the U.S. Securities and Exchange Commission.

Accretive Health, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	March 31,
	2011	2010
	(In thousands, except share and per
	share amounts)
Net services revenue (1)	$163,714	$125,937
Costs of services	129,541	102,289

Operating margin	34,173	23,648
Other operating expenses:
Infused management and technology	19,532	14,909
Selling, general and administrative	14,240	7,567

Total operating expenses	33,772	22,476
Income from operations	401	1,172
Interest income, net	9	8

Net income before provision for income taxes	410	1,180
Provision for income taxes	250	866

Net income	$160	$314

Net income applicable to common shareholders (2)	$160	$143

Net income per common share (3)
Basic	$0.00	$0.00
Diluted	0.00	0.00
Weighted average shares used in calculating net income per common share
Basic	95,162,411	36,943,691
Diluted	99,178,443	44,371,648

(1)	The components of net services revenue were:

Net base fees for managed service contracts	$141,732	$111,369
Incentive payments for managed service contracts	17,310	12,334
Other services	4,672	2,234

Net services revenue	$163,714	$125,937

(2)	Prior to the IPO, which occurred in May 2010, the Company allocated net income between common stock and other participating securities, primarily preferred stock shares. Out of $314 of net income for the quarter ended March 31, 2010, $171 related to other participating securities and were excluded from net income available for common shareholders.

(3)	Net income per common share and weighted-average shares used in calculating net income per common share have been restated for all historical periods to reflect the Company’s 3.92-for-1 stock split, which occurred in connection with the Company’s initial public offering in May, 2010.

Accretive Health, Inc.
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2011	2010
	(Unaudited)
	(In thousands, except share and per
	share amounts)
ASSETS

Current assets:
Cash and cash equivalents	$118,974	$155,573
Accounts receivable, net of allowance for doubtful accounts of $1,825 and $1,582 at March 31, 2011 and December 31, 2010, respectively	93,698	53,894
Prepaid assets	18,558	13,336
Due from related party	1,283	1,283
Other current assets	2,670	1,659

Total current assets	235,183	225,745
Deferred income tax	11,405	11,405
Furniture and equipment, net	21,707	21,698
Goodwill	1,468	1,468
Other, net	1,238	2,303

Total assets	$271,001	$262,619

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,123	$30,073
Accrued service costs	41,749	38,649
Accrued compensation and benefits	5,019	13,331
Deferred income tax	6,016	6,016
Other accrued expenses	7,017	6,062
Deferred revenue	21,373	21,857

Total current liabilities	108,297	115,988
Non-current liabilities:
Other non-current liabilities	4,090	3,912

Total non-current liabilities	4,090	3,912

Total liabilities	$112,387	$119,900

Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2011 and December 31, 2010	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 95,755,056 and 94,826,509 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	958	948
Additional paid-in capital	175,519	159,780
Non-executive employee loans for stock option exercises	—	(41)
Accumulated deficit	(17,674)	(17,834)
Cumulative translation adjustment	(189)	(134)

Total stockholders’ equity	158,614	142,719

Total liabilities and stockholders’ equity	$271,001	$262,619

Accretive Health, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
	March 31,
	2011	2010
	(In thousands)
Operating activities:
Net income	$160	$314
Adjustments to reconcile net income to net cash used in operations:
Depreciation and amortization	1,997	1,253
Employee stock based compensation	5,976	1,952
Deferred income taxes	—	(210)
Excess tax benefits from equity-based awards	(4,994)	(43)
Changes in operating assets and liabilities:
Accounts receivable	(39,803)	(3,330)
Prepaid and other current assets	(1,109)	691
Accounts payable	(2,947)	6,740
Accrued service costs	3,101	(1,269)
Accrued compensation and benefits	(8,313)	(7,827)
Other accrued expenses	929	(447)
Accrued income taxes	—	(41)
Deferred rent expense	177	—
Deferred revenue	(484)	(7,866)

Net cash used in operating activities	(45,310)	(10,083)

Investing activities:
Purchases of furniture and equipment	(1,335)	(424)
Acquisition of software	(661)	(1,196)
Collection (issuance) of note receivable	931	(1,081)

Net cash used in investing activities	(1,065)	(2,701)

Financing activities:
Proceeds from issuance of common stock from employee stock option exercise	4,777	16
Collection of non-executive employee notes receivable	41	13
Excess tax benefit from equity-based awards	4,994	43
Initial public offering costs	—	(689)

Net cash provided by (used in) financing activities	9,812	(617)

Effect of exchange rate changes on cash	(36)	53

Net decrease in cash and cash equivalents	(36,599)	(13,348)
Cash and cash equivalents at beginning of period	155,573	43,659

Cash and cash equivalents at end of period	$118,974	$30,311

Explanation of Operational Metrics
We define our Projected Contracted Annual Revenue Run Rate as the expected total net services revenue for the subsequent twelve (12) months for all healthcare providers for which we are providing services that are under contract. We believe that our Projected Contracted Annual Revenue Run Rate is a useful method to measure our overall business volume at a point in time and changes in the volume of business over time because it eliminates the time impact associated with the signing of new contracts during a quarterly or annual period. Actual revenues may differ from the projected amounts used for purposes of calculating Projected Contracted Annual Revenue Run Rate, because, among other factors, the scope of services provided to existing customers may change and the incentive fees we earn may be more or less than expected depending on our ability to achieve projected increases in our customers’ net revenue yield and projected reductions in total medical cost of the customers’ patient population.
Explanation and Use of Non-GAAP Financial Measures
To provide investors with greater insight and a better understanding of how our management and board of directors analyze our financial performance and make operational decisions, we supplement our consolidated financial statements that are presented on a GAAP basis in this press release with the following non-GAAP financial measures: adjusted EBITDA, adjusted net income, and adjusted net income per diluted common share.
These non-GAAP financial measures should not be considered in isolation; they are in addition to, and are not a substitution, for financial performance measures under GAAP. These non-GAAP financial measures may be different from non-GAAP measures used by other companies. Further, we may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations since they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
We define non-GAAP adjusted EBITDA as net income (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization expense and share based compensation expense. We define non-GAAP adjusted net income as net income (loss) before share based compensation expense, net of the estimated tax impact of such expense. We define non-GAAP adjusted net income per diluted common share as non-GAAP adjusted net income applicable to common shareholders divided by the weighted average fully diluted common shares outstanding during the period as computed in accordance with GAAP.
We use non-GAAP adjusted EBITDA:
•	as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance;

•	for planning purposes, including the preparation of our annual operating budget;

•	to allocate resources to enhance the financial performance of our business;

•	to evaluate the effectiveness of our business strategies; and

•	in communications with our board of directors and investors concerning our financial performance.
We believe that non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted net income per diluted common share are useful to investors in evaluating our operating performance for the following reasons:
•	these and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired;

•	securities analysts often use these and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and

•	by comparing our non-GAAP adjusted EBITDA in different historical periods, our investors can evaluate our operating results without the additional variations of interest income (expense), income tax expense (benefit), depreciation and amortization expense and share-based compensation expense.
We understand that, although measures similar to non-GAAP adjusted EBITDA and non-GAAP adjusted net income are frequently used by investors and securities analysts in their evaluation of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Some of the limitations of these specific non-GAAP financial measures are:
•	non-GAAP adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or other contractual commitments;

•	non-GAAP adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	non-GAAP adjusted EBITDA and non-GAAP adjusted net income do not reflect share-based compensation expense;

•	non-GAAP adjusted EBITDA does not reflect cash requirements for income taxes; and

•	non-GAAP adjusted EBITDA does not reflect net interest income (expense).
Non-GAAP Adjusted EBITDA
The following table presents a reconciliation of non-GAAP adjusted EBITDA to net income, the most comparable GAAP measure (unaudited; in thousands):

	Three Months Ended
	March 31,
	2011	2010
Net income	$160	$314
Net interest income (a)	(9)	(8)
Provision for income taxes	250	866
Depreciation and amortization expense	1,997	1,253

EBITDA	$2,398	$2,425
Stock compensation expense (b)	5,976	1,952

Non-GAAP Adjusted EBITDA	$8,374	$4,377

(a)	Net interest income represents earnings from our cash and cash equivalents. No debt or other interest-bearing obligations were outstanding during any of the periods presented.

(b)	Stock compensation expense represents the share-based compensation expense reflected in our financial statements.
Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Net Income per Diluted Common Share
The following table presents a reconciliation of non-GAAP adjusted net income to net income, the most comparable GAAP measure, details how we calculate non-GAAP adjusted net income per diluted common share, and reconciles non-GAAP adjusted net income per diluted common share to fully diluted earnings per common share, the most comparable GAAP measure (unaudited; in thousands, except share and per share amounts):

	Three Months Ended
	March 31,
	2011	2010
Non-GAAP Adjusted Net Income
GAAP net income per common share	$160	$143
Add: Share based expense (a)	5,976	1,952
Less: Tax impact of share based expense (b)	2,390	781

Adjusted net income	$3,746	$1,314

Weighted average common shares, diluted	99,178,443	44,371,648

Non-GAAP adjusted net income per diluted common share	$0.04	$0.03

	Three Months Ended
	March 31,
	2011	2010
Non-GAAP Adjusted Net Income per Diluted Share
GAAP fully diluted earnings per common share	$0.00	$0.00
Add: Share based expense (a)	0.06	0.04
Less: Tax impact of share based expense (b)	0.02	0.01

Non GAAP adjusted net income per diluted share	$0.04	$0.03

(a)	Share based compensation is the sum of stock compensation and stock warrant expense in the above reconciliation of non-GAAP adjusted EBITDA

(b)	Tax impact calculated using a tax rate of 40% which excludes the impact of state taxes on gross receipts.
Accretive Health, Inc.
Gary Rubin, Senior Director of Finance, (312) 324-7813
investorrelations@accretivehealth.com